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                                                                   EXHIBIT 10.17


                         L E A S E   A G R E E M E N T
                         -----------------------------



     THIS AGREEMENT made this 2nd day of September, 1994

                                 B E T W E E N

     DIVISION STREET PARTNERS, L.P., a New Jersey Limited Partnership, C/O William Milton, 321 Forest Drive South, Short Hills, NJ 07078, hereinafter referred to as the "Owner-Lessor" and:

     THE MILTON CAN COMPANY, INC., a corporation of the State of Delaware having its place of business at 580 Division Street, Elizabeth, NJ 07207, hereinafter referred to as the "Tenant".

                              W I T N E S S E T H
                              -------------------

     WHEREAS, DIVISION STREET PARTNERS, L.P., is the Owner of premises located at 580 Division Street, Elizabeth, New Jersey, by Deed from Vestal Development Co., Inc. and:

     WHEREAS the Tenant, MILTON CAN COMPANY, INC., is desirous of leasing 157,371 square feet of the buildings located thereon, NOW, THEREFORE, in consideration of the promises and the mutual covenants, terms and conditions hereinafter set forth, the parties hereto agree as follows:

     1. That the Owner does hereby lease and rent to the Tenant, and the Tenant does hereby take and lease from the Owner a building consisting of 157,371 square feet measured from the exterior walls of said building for a period of five years to commence September 30, 1994 and to end on September 30, 1999, at a rent to be fixed and determined as hereinafter provided.


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     The Tenant shall have the option to extend the term of this Lease for two additional five-year periods, they being (a) five years - September 30, 1999 to September 30, 2004; and (b) five years -September 30, 2004 to September 30, 2009. Each option shall be negotiated separately or collectively, as the parties hereto may deem appropriate.

     2. (a) The annual NET rent which the Tenant agrees to pay in equal monthly installments in advance, on the first day of each and every month, except as hereinafter provided, shall be the sum of Four Dollars ($4.00) NET for each square foot in said building, or an annual NET rent of Six Hundred Twenty-Nine Thousand Four Hundred Eighty-Four Dollars ($629,484.00); or a monthly NET rent of Fifty-Two Thousand Four Hundred Fifty-Seven Dollars ($52,457.00).

     (b) As additional rent, the Tenant agrees to pay to the Owner all real estate taxes assessed on the building and improvements in accordance with the annual real estate tax rate. The Tenant shall also pay as additional rent all assessments, if any, affecting the demised premises. Such additional rental payments shall be made quarterly and on or before the next monthly rental payment date after presentation to the Tenant by the Owner of a copy of the tax and/or assessment bills.

     However, if taxes upon rent shall be substituted in whole or in part for the present general real estate taxes, the Tenant shall pay the taxes upon rent, but only to the extent to which they shall be substituted for said real estate taxes and only in such amounts

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as would be payable by the Owner if the rent payable hereunder were the only rent subject to such taxes.

     3. The aforesaid rent shall be payable to the Owner at 321 Forest Drive South, Short Hills, NJ 07078, or to such other party, or at such other place as the Owner may from time to time, designate in writing. All notices to be sent by either party to the other shall be sent by certified mail, return receipt requested, to the addresses designated in this Agreement; and any change of address shall be sent to the other party in like manner.

     4. Said premises shall be used for the sole purpose of manufacturing and warehousing composite, metal and plastic containers or any other lawful purpose and, in the use thereof, the Tenant shall observe and comply with all applicable State and Federal Statutes, all applicable municipal ordinances and all rules, regulations and orders of any State, Federal and Municipal authority having jurisdiction over said premises and their use, and shall comply with the rules, regulations and requirements of the insurers of said building.

     5. During the term of this Lease the Tenant, at its own cost and expense, shall make all repairs to the demised premises of every nature and kind whatsoever, interior and exterior, and shall keep and maintain the demised premises in good repair, including the replacement of window glass and snow removal.

     The Tenant shall keep the demised premises in good condition and shall redecorate and repaint said premises, when same are

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necessary, at its own cost and expense.

     6. The Tenant agrees to carry and pay for fire insurance premiums, with extended coverage endorsement, on said building to the extent of not less than ninety percent (90%) of the replacement value thereof, and in amounts satisfactory to the Owner and Mortgagee, if any. Said insurance shall be payable to the Owner, and shall bear the standard mortgagee endorsement.

     Said insurance shall be obtained and paid for by the Tenant. The insurance shall be covered by policies of insurance of responsible companies duly authorized to transact business in New Jersey, and shall be of the type and kind designated by the Owner and the Mortgagee, if any. The Tenant shall furnish to the Owner and the Mortgagee, if any, the original policy if required by the Owner and the Mortgagee or certificates of insurance together with a copy of the receipted bill for said insurance, or other evidence of such insurance coverage in a form satisfactory to the Owner and the Mortgagee, if any. Each of the policies required to be maintained by the Tenant hereunder shall contain a provision that the same may not be canceled or altered without at least fifteen
(15) days prior written notice to the Owner.

     7. The Tenant shall pay and indemnify the Owner against any and all claims which may be established or made against the Owner for damages, including the defense and costs, thereof, which may result from the death of or injury to any person or persons who may be in or upon the demised premises during the said term, and as security for the payment of such claims, effect, pay for and keep in effect

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throughout said term, insurance against such damages in the amount of at least
Ten Million Dollars ($10,000,000.00) for the death of or injury to one or more persons. The Tenant shall also provide and maintain property damage insurance in the names of the Owner and the Tenant as their interests may appear in the amount of at least Six Million Five Hundred Thousand Dollars ($6,500,000.00) for damage or injury to property occurring upon, in or about the demised premises. The minimum amount of such insurance, as above specified, shall not, however be considered a limitation of liability hereunder. All insurance shall be covered by policies of insurance of responsible companies duly authorized to transact business in New Jersey and shall be of the type and kind designated by the Owner.

     The Tenant agrees to furnish to the Owner certificates of insurance together with a copy of the receipted bill for said insurance or other evidence of insurance coverage in a form satisfactory to the Owner. Each of the policies required to be maintained by the Tenant hereunder shall contain a provision that the same may not be canceled or altered without at least fifteen (15) days prior written notice to the Owner.

     8. The Tenant shall not sub-lease all, or any part of the within demised premises, except with the prior written consent of the Owner, which consent shall not unreasonably be withheld. Tenant shall not assign this Lease, without the written consent of the owner, which consent shall not unreasonably be withheld.

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     9.   From time to time the Tenant may make such alterations in and upon the, building as may be reasonably necessary in the conduct of its business, provided that no such alterations shall be of a structural nature, and, provided that at the termination of the term of rental created hereby, the Owner shall have the option to accept surrender of possession of the leased premises, with the alterations therein, or to require the Tenant to restore the building to its condition prior to the making of such alterations.

     10. At least one hundred eighty (180) days prior to the expiration of the terms of this Lease, the Owner may make an inspection of the demised premises to determine the work required to be done by the Tenant to restore the premises to its condition at the commencement of the Lease, reasonable wear and tear excepted, and shall thereupon serve notice by certified mail, return receipt requested, upon the Tenant of such work to be done. The Tenant shall have ninety (90) days from the mailing of the notice to complete such work. In the event, however, the Tenant does not so complete the work, the reasonable cost thereof as determined by the Owner shall immediately become due and payable as additional rent and the Owner shall be entitled to all remedies available for the nonpayment of rent with respect to such sum.

     11. If there should occur any default on the part of the Tenant in the performance of any conditions and covenants herein contained, or if during the term hereof, the premises or any part thereof shall be or become abandoned or deserted, vacated or vacant, or should the Tenant be evicted by summary proceedings or

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otherwise, the Owner, in addition to any other remedies herein contained or as may be permitted by law, may either by force or otherwise, without being liable for prosecution therefore, or for damages, re-enter the said premises and the same have and again possess and enjoy; and as agent for the Tenant or otherwise, re-let the premises and receive the rents therefore and apply the same, first to the payment of such expenses, reasonable attorney fees and costs, as the Owner may have been put to in re-entering and repossessing the same and in making such repairs and alterations as may be necessary; and second to the payment of the rents due hereunder. The Tenant shall remain liable for such rents as may be in arrears and also the rents as may accrue subsequent to the re-entry by the Owner, to the extent of the difference between the rents reserved hereunder and the rents, if any received by the Owner during the remainder of the unexpired term hereof, after deducting the aforementioned expenses, fees and costs; the same to be paid as such deficiencies , arise and are ascertained each month.

     12. Upon the occurrence of any of the contingencies set forth in the preceding clause,or should the Tenant be adjudicated a bankrupt, insolvent, or placed in receivership, or should proceedings be instituted by or against the Tenant for bankruptcy, insolvency, receivership, agreement of composition or assignment for the benefit of creditors, or if this Lease or the estate of the Tenant hereunder shall pass to another by virtue of any court proceeding, writ of execution, levy, sale or by operation of the law, the Owner may, if the Owner so elects, at any time thereafter,

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terminate this Lease and the term hereof, upon giving to the Tenant or to any trustee, receiver, assignee, or other person in charge of or acting as custodian of the assets or property of the Tenant, five days notice in writing, of the Owner's intention so to do. Upon the giving of such notice, this Lease and the term hereof shall end on the date fixed in such notice as if the said date was the date originally fixed in this Lease for the expiration hereof; and the owner shall have the right to remove all persons' goods, fixtures, and chattels therefrom, by force or otherwise, without liability for damages.

     13. If the building located on said premises shall be totally destroyed by fire, explosion or the elements, this indenture and term thereof, shall immediately terminate and end. Total destruction for this purpose shall be such damage or destruction to the building as would require the razing of entire sidewalls of the building before reconstruction would be practicable. Any unearned rent paid in advance by the Tenant shall be refunded to it by the Owner.

     If the demised premises, or any part of them shall be partially destroyed or damaged by fire, explosion or the elements, the Owner shall repair the same as speedily as possible, utilizing the proceeds of the fire insurance carried on said building and paid for by the Tenant. Until the demised premises so partially destroyed or damaged shall have been restored to the pre-fire condition, there shall be a reasonable abatement of rent to become payable hereby, the amount of such abatement of rent depending upon the character and extent of damage and loss of use to the Tenant.

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     Nothing in this Agreement and Lease contained shall obligate the Owner to use the proceeds of insurance payable to the Owner to replace or repair the personal property of the Tenant.

     Tenant shall carry rent insurance in favor of the Owner insuring the Owner in the amount of basic rent and additional rent for a period of six months.

     14. (a) In the event that the entire leased premises shall be taken under any condemnation or eminent domain proceedings during the term hereof, or if any taking shall substantially impair the use of the property for Tenant's purposes, then and in such event, the lease and the term hereof shall, at the option of the owner, terminate on the date on which the property is taken by the condemning authorities and Tenant shall be liable for the payment of rent only to the date of such taking.

     (b) In the event a portion of the leased premises shall be taken under any condemnation or eminent domain proceedings during the term hereof which does not substantially impair the use of the property for Tenant's purposes, then in such event, this Lease shall remain in force and effect except that from and after the date upon which Tenant is required to surrender possession of the portion of said leased premises so taken or condemned, the rental herein provided for shall abate in the same proportion as the number of square feet so taken or condemned bears to the total number of square feet of the building.

     (c) In the event of any such taking or condemnation of said premises or any portion thereof, the entire amount awarded in such

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proceedings for the premises or a portion thereof so taken or condemned and for damages to the portion of said premises not taken or condemned shall belong to and be paid to the Owner for its own use and benefit.

     (d) In the event of condemnation of all or substantially all of the leased premises, the Owner shall not be liable to the ,Tenant for any damage to the Tenant by virtue thereof, and the Tenant does hereby reserve to itself any rights it may have against the condemning authority for any damages sustained by it by reason of the taking of any of its personal property and equipment.

     15. The Tenant shall pay the cost of all gas, electric energy, and ADT or similar service used in connection with the leased premises during the said term, and shall pay all charges for water, fire, line and sewer utility services, if any, furnished thereto, and shall furnish all heat therein required and such other services as the Tenant may find necessary or desirable in connection with its occupancy of the demised premises at its sole cost and expense.

     16. The failure of the Owner to insist upon a strict and prompt performance of any of the covenants and conditions of this Lease shall not be construed as a waiver or relinquishment of the future right to insist upon performance of such covenants and conditions, nor shall lapse of time after breach of condition by the Tenant operate to defeat the right of the owner to insist upon a strict performance of any and all covenants or conditions or to take any other action as to which it may have a right under this Lease or applicable law.

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     17. If any mechanics or other liens shall be created or filed against the lease premises by reason of labor performed or materials furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any buildings or improvement, the Tenant shall within ninety (90) days thereafter at the Tenant's own cost and expense, cause such lien or liens to be satisfied and discharged or record together with any Notices of Intention that may have been filed. Failure to do so shall entitle the Owner to resort to such remedies as are provided herein in the case of any default of this Lease, in addition to such as are permitted by law.

     18. At the expiration of said term, the Tenant shall quit and surrender possession of said premises to the Owner. The Owner shall have the right during the last sixty (60) days of the term hereof to place a sign or signs on said premises advertising the same for rent or for sale, in such a manner as not to interfere with the normal and regular conduct of the Tenant's business, and the Tenant shall permit the premises during the said period to be examined at reasonable times by prospective tenants during the hours when the property is normally open for the conduct of the Tenant's business; provided that such examination shall be permitted only upon the authorization of the Owner.

     19. Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required from either party to terminate this Lease on the expiration date herein specified and anything herein contained or implied to the contrary

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notwithstanding, a holding over by the Tenant, or sub-tenant beyond the expiration of said term shall give rise to a tenancy from month to month only.

     20. The terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provisions herein, but such other clauses or provisions shall remain in full force and effect.

     21. The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies the Owner would otherwise have by law.

     22. The Owner, or its agents, shall have the right to enter the demised premises at reasonable hours to inspect same at any time during the term of the Lease.

     23. This Lease contains the entire contract between the parties. No representative, agent or employee of the Owner has been authorized to make any representations or promises with reference to the within letting or to vary, alter or modify the terms hereof. No additions, changes or modifications, renewals or extensions hereof, shall be binding unless reduced to writing and signed by Owner and the Tenant.

     24. The Owner does covenant that the said Tenant, on paying the said rent and performing the covenants aforesaid, shall and may peaceably and quietly have, hold and enjoy the said demised

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premises for the term aforesaid.

     All the foregoing covenants and representations are binding upon and inure to the benefit of the representatives, heirs, executors, administrators, successors and assigns of the tenant and of the Owner.

     IN WITNESS WHEREOF, the Parties hereto have caused these present to be duly executed the day and year first above written.


ATTEST:



-----------------------------------
Witness

                                       DIVISION STREET PARTNERS, L.P.



                                       -----------------------------------
                                       WILLIAM J. MILTON, PARTNER



ATTEST:


-----------------------------------
Secretary


                                       MILTON CAN COMPANY, INC.



                                       -----------------------------------
                                       JAMES W. MILTON, PRESIDENT

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